UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017 (January 13, 2017)

Nexstar Media Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50478	23-3083125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700

Irving, Texas 75062

(Address of principal executive offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

Nexstar Broadcasting Group, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 17, 2017 (the “Closing Date”), Media General, Inc., a Virginia corporation (“Media General”), became a wholly-owned subsidiary of Nexstar Media Group, Inc., a Delaware corporation (formerly Nexstar Broadcasting Group, Inc. and referred to herein as the “Company”), as a result of the merger of Neptune Merger Sub, Inc., a Virginia corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Media General (the “Merger”), with Media General surviving the Merger as a wholly-owned subsidiary of the Company. The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of January 27, 2016 (the “Merger Agreement”), by and among the Company, Merger Sub and Media General. In addition, immediately following the closing of the Merger, the Amended and Restated Certificate of Incorporation of the Company was amended and restated, and Nexstar Broadcasting Group, Inc. was renamed “Nexstar Media Group, Inc.”

Item 1.01 Entry into a Material Definitive Agreement

CVR Agreement

In connection with the Merger, as further described in Item 2.01 below, on January 13, 2017, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with American Stock Transfer & Trust Company, LLC as rights agent. Each contingent value right (“CVR”) entitles its holder to receive a pro rata share of the net proceeds (if any) from the disposition of Media General’s spectrum in the Federal Communication Commission’s ongoing spectrum auction (the “FCC auction”), reduced to account for the indirect benefit that such holder will receive as a shareholder of the combined company from (i) the net proceeds from the disposition of Nexstar’s spectrum in the FCC auction (if any) and (ii) the net proceeds from the disposition of Media General’s spectrum in the FCC auction (if any). The CVRs are not transferable, except in limited circumstances specified in the CVR Agreement.

References to, and descriptions of, the CVR Agreement as set forth herein are not intended to be complete and are qualified in their entirety by the full text of the agreement, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Credit Agreement

On the Closing Date, Nexstar Broadcasting, Inc., a wholly-owned subsidiary of the Company (“NBI”) entered into a credit agreement, dated as of January 17, 2017, by and among the Company, as a holding company, NBI, as the borrower, Bank of America, N.A., as the administrative agent, the collateral agent, a letter of credit issuer and the swing line lender, and the financial institutions from time to time party thereto (the “Credit Agreement”), pursuant to which NBI will have a term A loan facility in an aggregate principal amount of $293,900,000 million, a term B loan facility in an aggregate principal amount of $2,518,000,000 million and a revolving facility in an available aggregate principal amount of $169,000,000 million. The proceeds of the term facilities will be used to pay the cash consideration to former Media General stockholders under the Merger Agreement, to refinance existing indebtedness of NBI and Media General and to pay transaction expenses.

Term A loans and revolving loans drawn under the revolving facility accrue interest at a rate equal to LIBOR plus 2.50% if the Company’s first lien leverage ratio is greater than 2.50:1.00, with further step-downs to LIBOR plus 2.25% and LIBOR plus 2.00% if the Company’s first lien leverage ratio is less than 2.50:1.00 and less than 1.50:1.00, respectively. Commitment fees accrue at the rate of 0.50% per annum with a step-down to 0.375% per annum if the Company’s first lien leverage ratio is less than 2.50:1.00. The term B facility carries an interest rate of LIBOR plus 3.00%. A 0% LIBOR “floor” applies to the revolving facility and the term facilities. The revolving facility and the term A facility mature five years after the Closing Date and the term B facility matures seven years after such date. If on the date that is 91 days prior to the respective stated maturity dates of the senior notes existing on the date the Credit Agreement is entered into, there is more than $200 million in principal amount outstanding under any such senior notes, the maturity date of each of the credit facilities shall be such 91st day prior to the applicable stated maturity date instead. The term A facility has an amortization of 5% per annum for the first two years after the Closing Date, which increases to 7% for the third year and 10% for the fourth year and the fifth year, with the remaining amount due and payable on its maturity date. The term B facility has an amortization of 1% per annum. The term B facility has a customary 101% “soft-call” protection for the first six months after the Closing Date. The credit facilities under the Credit Agreement are guaranteed by the Company and its direct and indirect wholly-owned subsidiaries, with customary exceptions, and are secured by substantially all assets of the Company and the other guarantors, with customary exceptions.

The Credit Agreement contains various customary covenants that restrict NBI’s and its restricted subsidiaries’ ability to, among other things: (i) incur additional debt and issue preferred stock; (ii) pay dividends and make other distributions; (iii) make investments and other restricted payments; (iv) make acquisitions; (v) merge, consolidate or transfer all or substantially all of NBI’s assets; (vi) create liens; (vii) sell assets or stock of its subsidiaries; and (viii) enter into transactions with affiliates. A financial covenant based on the Company’s first lien leverage ratio as of the end of each fiscal quarter of the Company also applies solely for the benefit of the revolving facility and the term A facility.

The foregoing descriptions of the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, which is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Nexstar 2024 Notes Indenture

On July 27, 2016, Nexstar Escrow Corporation (the “Escrow Issuer”), a wholly owned subsidiary of the Company, completed the issuance and sale of $900.0 million aggregate principal amount of 5.625% senior notes due 2024 (the “Nexstar 2024 Notes”). The Nexstar 2024 Notes were issued pursuant to an Indenture, dated July 27, 2016 (the “Indenture”), by and among the Escrow Issuer, as issuer, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Proceeds from the issuance of the Nexstar 2024 Notes were deposited into an escrow account on July 27, 2016, released to the Company substantially simultaneously with the Effective Time in connection with the consummation of the Merger and used to fund a portion of the Merger Consideration. The Escrow Issuer also merged with and into NBI, with NBI being the surviving entity of such merger (the “Escrow Merger”). Following the Escrow Merger, the Company, NBI, Mission Broadcasting, Inc. and the Trustee entered into a supplement to the Indenture (the “Nexstar 2024 Notes Supplemental Indenture”), whereby NBI assumed the obligations of the Escrow Issuer under the Indenture and the Nexstar 2024 Notes, and the Company and Mission provided guarantees under the Indenture and the Nexstar 2024 Notes (subject to the definition of “Guarantee” in the Indenture).

The Nexstar 2024 Notes are NBI’s senior obligations, rank equal in right of payment with all of NBI’s existing and future senior indebtedness and rank senior in right of payment to all of NBI’s future subordinated indebtedness. The Nexstar 2024 Notes and the guarantees are effectively junior to NBI’s secured indebtedness in lien priority.

The Nexstar 2024 Notes will mature on August 1, 2024. Interest on the Nexstar 2024 Notes accrues at a rate of 5.625% per annum and is payable semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 2017. NBI is obligated to make each interest payment to the holders of record of the Nexstar 2024 Notes on the immediately preceding February 1 and August 1.

NBI has the option to redeem all or a portion of the Nexstar 2024 Notes at any time prior to August 1, 2019 at a price equal to 100% of the principal amount of the Nexstar 2024 Notes redeemed plus accrued and unpaid interest to the redemption date plus a “make-whole” premium. At any time on or after August 1, 2019, NBI may redeem the Nexstar 2024 Notes, in whole or in part, at the redemption prices set forth in the Indenture. At any time before August 1, 2019, NBI may also redeem up to 40% of the aggregate principal amount of the Nexstar 2024 Notes at a redemption price of 105.625% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings. Additionally, within 90 days following the Escrow Release Date (as defined in the Indenture), NBI will be required to (a) redeem the Nexstar 2024 Notes, (b) permanently reduce outstanding term loans or (c) redeem NBI’s existing 6.875% Senior Notes due 2020, in each case, in an aggregate principal amount equal to the principal amount of the Lin 2022 Notes (as defined herein) that remains outstanding following any change of control offer related thereto at a redemption price equal to 100% of the principal amount of such Nexstar 2024 Notes plus accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture), each holder of the Nexstar 2024 Notes may require NBI to repurchase all or a portion of the Nexstar 2024 Notes in cash at a price equal to 101% of the aggregate principal amount of the Nexstar 2024 Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Indenture contains covenants that limit, among other things, NBI’s ability to (i) incur additional debt, (ii) pay dividends or make other distributions or repurchases or redeem its’ capital stock, (iii) make certain investments, (iv) create liens, (v) merge or consolidate with another person or transfer or sell assets, (vi) enter into restrictions affecting the ability of the NBI’s restricted subsidiaries to make distributions, loans or advances to it or other restricted subsidiaries; (vii) prepay redeem or repurchase certain indebtedness and (viii) engage in transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then-outstanding Nexstar 2024 Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Nexstar 2024 Notes to be due and payable.

The foregoing descriptions of the Indenture and the Nexstar 2024 Notes Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 29, 2016 and is incorporated herein by reference, and the Nexstar 2024 Notes Supplemental Indenture, which is attached to this report as Exhibit 4.3 and is incorporated herein by reference.

Lin 2022 Notes Supplemental Indenture

Following the Merger, NBI, the Company, Lin Television Corporation (“Lin”), a subsidiary of Media General, and The Bank of New York Mellon, as trustee, entered into a supplemental indenture (the “Lin 2022 Notes Supplemental Indenture”) to the indenture governing Lin’s 5.875% Senior Notes due 2022 (the “Lin 2022 Notes”), whereby NBI assumed the obligations of Media General as a guarantor under the Indenture and the Company provided a guarantee of the Lin 2022 Notes (subject to the definition of “Guarantee” in the Lin 2022 Notes Supplemental Indenture).

The foregoing description of the Lin 2022 Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Lin 2022 Notes Supplemental Indenture, which is attached to this report as Exhibit 4.5 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 17, 2017, Merger Sub merged with and into Media General, with Media General surviving the Merger as a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, upon the completion of the Merger, each issued and outstanding share of common stock, no par value, of Media General (“Media General Common Stock”) immediately prior to the effective time of the Merger (the “Effective Time”), other than shares or other securities representing capital stock in Media General owned, directly or indirectly, by the Company or any of its subsidiaries or any subsidiary of Media General, was converted into the right to receive (i) $10.55 in cash, without interest (the “Cash Consideration”), (ii) 0.1249 of a share of the Company’s Class A Common Stock (the “Company Common Stock”), par value $0.01 per share (the “Stock Consideration”), and (iii) one non-tradeable CVR representing the right to receive net cash proceeds as received from the sale of Media General’s spectrum in the FCC Auction, subject to and in accordance with the CVR Agreement described above (the CVR, together with the Stock Consideration and the Cash Consideration, the “Merger Consideration”).

Upon the completion of the Merger, each unvested Media General stock option outstanding immediately prior to the Effective Time became fully vested and was converted into an option to purchase the Company Common Stock, at the same aggregate price as provided in the underlying Media General stock option, with the number of shares of Company Common Stock adjusted to account for the Cash Consideration and the exchange ratio for the Stock Consideration. Additionally, the holders of Media General stock options received one CVR for each share subject to the Media General stock option immediately prior to the Effective Time. All other equity-based awards of Media General outstanding immediately prior to the Merger vested in full and were converted into the right to receive the Merger Consideration, pursuant to the terms of the Merger Agreement.

The issuance of Company Common Stock in connection with the Merger was registered under the Securities Act pursuant to the Company’s Registration Statement on Form S-4, which was filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2016, as amended by Amendment No. 1, which was filed with the SEC on April 27, 2016, and Amendment No. 2, which was filed with the SEC on May 5, 2016 (the “S-4”). The Registration Statement on Form S-4 was declared effective on May 6, 2016. The proxy statement/prospectus included with the S-4 contains additional information about the Merger.

As a result of the Merger, shares of Media General Common Stock, which previously traded under the ticker symbol “MEG” on the New York Stock Exchange (the “NYSE”), will cease trading and be delisted from the NYSE, effective before the opening of trading on January 18, 2017.

The foregoing descriptions of the Merger Agreement and the Merger do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2016 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement and the Indenture is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following the closing of the Merger and pursuant to the terms of the Merger Agreement, the size of the Board of Directors of the Company (the “Board”) will be increased from seven directors to nine directors and each of Dennis J. FitzSimons and John R. Muse will be appointed to the Board. Mr. FitzSimons will hold office as a Class I director until the Company’s 2019 annual meeting of shareholders, and Mr. Muse will hold office as a Class II director until the Company’s 2017 annual meeting of shareholders, or until a successor of each such director is elected and qualified. Additional biographical information with respect to Mr. FitzSimons and Mr. Muse and each other Director of the Company is included in the S-4.

There have been no transactions involving Mr. FitzSimons or Mr. Muse that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately following the closing of the Merger, the Amended and Restated Certificate of Incorporation of the Company was amended and restated to change the name of the Company from “Nexstar Broadcasting Group, Inc.” to “Nexstar Media Group, Inc.” The foregoing description of the Amended and Restated Certificate of Incorporation, as further amended and restated, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, which is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 17, 2017, the Company issued a press release announcing the closing of the Merger and related transactions. A copy of that press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Merger, Lin completed a full redemption of its 6.375% Senior Notes due 2021. The Lin 2022 Notes are currently outstanding. On December 28, 2016, Lin commenced a change of control offer to repurchase for cash any and all of the outstanding Lin 2022 Notes. This change of control offer is required by virtue of the change of control of Media General in connection with the Merger. The consideration being offered for Lin 2022 Notes properly tendered is an amount in cash equal to 101% of the principal amount of such tendered Lin 2022 Notes together with accrued and unpaid interest thereon, if any, to the date on which they are purchased. The change of control offer is scheduled to expire on January 26, 2017.

Item 9.01 Financial Statements and Exhibits.*

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 27, 2016, by and among Nexstar Broadcasting Group, Inc., Neptune Merger Sub, Inc. and Media General, Inc. (incorporated by reference to Exhibit 2.1 to Nexstar’s Current Report on Form 8-K filed January 28, 2016).*

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Nexstar Media Group, Inc.

4.1	Indenture, dated as of July 27, 2016, between Nexstar Escrow Corporation, as issuer, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Nexstar’s Current Report on Form 8-K filed July 29, 2016).

4.2	Form of Senior Note (included in Exhibit 4.1).

4.3	First Supplemental Indenture, dated as of January 17, 2017, by and among Nexstar Broadcasting, Inc., as issuer, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

4.4	Indenture, dated as of November 5, 2014, by and between Media General Financing Sub, Inc. (to be merged with and into Lin Television Corporation) and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to Media General’s Current Report on Form 8-K filed November 5, 2014).

Exhibit No.	Description

4.5	Third Supplemental Indenture, dated as of January 17, 2017, by and among Lin Television Corporation, as issuer, the guarantors party thereto, and The Bank of New York Mellon, as trustee.

10.1	Contingent Value Rights Agreement, dated as of January 13, 2017, by and between Nexstar Broadcasting Group, Inc. and American Stock Transfer & Trust Company, LLC as rights agent.

10.2	Credit Agreement, dated as of January 17, 2017, by and among Nexstar Media Group, Inc., as a holding company, Nexstar Broadcasting, Inc., as the borrower, Bank of America, N.A., as the administrative agent, the collateral agent, a letter of credit issuer and a swing line lender and other financial institutions from time to time party thereto.

99.1	Press Release, dated January 17, 2017.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Agreement and Plan of Merger and the Form of Stock Rollover and Equity Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Chief Financial Officer

Date: January 17, 2017

Exhibit Index*

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 27, 2016, by and among Nexstar Broadcasting Group, Inc., Neptune Merger Sub, Inc. and Media General, Inc. (incorporated by reference to Exhibit 2.1 to Nexstar’s Current Report on Form 8-K filed January 28, 2016).

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Nexstar Media Group, Inc.

4.1	Indenture, dated as of July 27, 2016, between Nexstar Escrow Corporation, as issuer, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Nexstar’s Current Report on Form 8-K filed July 29, 2016).

4.2	Form of Senior Note (included in Exhibit 4.1).

4.3	First Supplemental Indenture, dated as of January 17, 2017, by and among Nexstar Broadcasting, Inc., as issuer, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

4.4	Indenture, dated as of November 5, 2014, by and between Media General Financing Sub, Inc. (to be merged with and into Lin Television Corporation) and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to Media General’s Current Report on Form 8-K filed November 5, 2014).

4.5	Third Supplemental Indenture, dated as of January 17, 2017, by and among Lin Television Corporation, as issuer, the guarantors party thereto, and The Bank of New York Mellon, as trustee.

10.1	Contingent Value Rights Agreement, dated as of January 13, 2017, by and between Nexstar Broadcasting Group, Inc. and American Stock Transfer & Trust Company, LLC as rights agent.

10.2	Credit Agreement, dated as of January 17, 2017, by and among Nexstar Media Group, Inc., as a holding company, Nexstar Broadcasting, Inc., as the borrower, Bank of America, N.A., as the administrative agent, the collateral agent, a letter of credit issuer and a swing line lender and other financial institutions from time to time party thereto.

99.1	Press Release, dated January 17, 2017.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Agreement and Plan of Merger and the Form of Stock Rollover and Equity Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.